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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Amendment No. 1 to registration statement of Roberts Pharmaceutical Corporation on Form S-3 of our report dated March 20, 1996, on our audits of the consolidated financial statements of Roberts Pharmaceutical Corporation and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in the Corporation's 1995 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                              COOPERS & LYBRAND L.L.P.



Princeton, New Jersey
November 6, 1996